UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2021

ALLEGRO MICROSYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware		001-39675	46-2405937
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

955 Perimeter Road
Manchester,	New Hampshire		03103
(Address of principal executive offices)			(Zip Code)

(603) 626-2300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALGM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 8, 2021, Christine King notified the Board of Directors (the “Board”) of Allegro MicroSystems, Inc. (the “Company”) of her decision to resign from the Board and the Audit and Compensation Committees of the Board, effective upon the election of her successor. Ms. King’s resignation is not the result of any disagreement between Ms. King and the Company or its management on any matter relating to the Company’s operations, policies or practices.
On November 9, 2021, at the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board elected Susan Lynch to the Board as a Class III Director, effective immediately, to serve until the Company’s 2023 annual meeting of stockholders and until her successor is duly elected and qualified. The Board also appointed Ms. Lynch to serve on its Audit Committee.
The Board has determined that Ms. Lynch qualifies as an independent director pursuant to Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and the rules of The Nasdaq Stock Market. The Board has also determined that Ms. Lynch qualifies as an “audit committee financial expert” as defined by the applicable Securities and Exchange Commission (“SEC”) regulations.
Ms. Lynch was elected to the Board pursuant to and as set forth in Section 2(c) of the Stockholders Agreement, dated as of September 30, 2020, by and among the Company, OEP SKNA, L.P. and Sanken Electric Co., Ltd.
In connection with her appointment, the Company entered into an indemnification agreement with Ms. Lynch providing for the indemnification of and advancement of expenses permitted by Delaware law for claims, suits or proceedings arising out of a director’s service to the Company.
Ms. Lynch will receive the same fees for her service as the Company’s other independent directors and members of the Audit Committee of the Board, which fees were disclosed in the Company’s definitive proxy statement filed with the SEC on July 2, 2021. Annual cash compensation and restricted stock awards will be pro-rated from the date of Ms. Lynch’s election to the Board.
Item 7.01.    Regulation FD Disclosure.
A copy of the Company’s press release announcing the election of Ms. Lynch to the Board is attached hereto as Exhibit 99.1.
The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release issued by Allegro MicroSystems, Inc. on November 10, 2021
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGRO MICROSYSTEMS, INC.

Date:	November 10, 2021	By:	/s/ Paul V. Walsh, Jr.
Paul V. Walsh, Jr.
Senior Vice President, Chief Financial Officer and Treasurer